UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported): October 11, 2024

SUMMIT NETWORKS INC.

(Exact name of registrant as specified in its charter)

Nevada	333-199108	35-2511257
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employer Identification No.)

3010-8888 Odlin Cresent, Richmond, BC Canada V6X 3Z8

(Address of principal executive offices)

+ 1-604-232-3968

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered or to be registered pursuant to Section 12(b) of the Act.

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
None	N/A	N/A

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging Growth Company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☒

ITEM 5.02. DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS.

Departure Of Director Or Certain Officer

On October 10, 2024, the Board of Directors ("the Board") accepted the resignation from Mr. Stephen Kok Koon Tan as the Company's Chief Executive Officer and a director of the Company, as previously submitted on October 8, 2024.

Election of Directors and Appointment Of Certain Officers

On October 11, 2024, the board of directors (the “Board”) appointed Ms. Chao Long (Charlene) Huang ("Ms. Huang") as the new Chief Executive Officer. Ms. Huang will hold this position for a period of two (2) years or until she earlier resigns or is removed from office.  The board of directors also appointed Mr. Xuezhi Ma ("Mr. Ma") as the new Chief Financial Officer.   Mr. Ma will hold this position for a period of two (2) years or until he earlier resigns or is removed from office.

Chao Long (Charlene) Huang - Age 72

Ms. Huang graduated from Huangshan Forestry College in Anhui, China with a degree in Forestry in 1975 and from Nanjing Normal University in Nanjing, China with a degree in Chinese Language and Literature in 1991. From 1975 to 1980, Ms. Huang worked as Forestry Technical Engineer for the Qingyang Forestry Bureau in Anhui, China. From 1980 to 1993, Ms. Huang worked for Meishan Metallurgical Newspaper Company. From 1993 to 2017, Ms. Huang worked as the Chief Executive Officer for various companies, including Shanghai Timeless International Transportation Co., Ltd., Hongkong Magic Dragon Shipping & Enterprises, Co., Ltd. and Shanghai Starlink Transportation and Forwarding Co. Ltd. From 2019 to 2021, Ms. Huang has previously served as the Chief Financial Officer for the Company.

Xuezhi (George) Ma – Age 56

Mr. Ma graduated from Langara College in Vancouver, British Columbia, Canada with a degree in International Business in May 2000.  Mr. Ma also attended the Canadian Securities Institute in Vancouver, British Columbia from March 1999 to May 2001 and received a certificate as a futures and options broker.  Mr. Ma attended Tongji University in Shanghai China from 1987 to 1991 and received a bachelor’s degree in mechanical engineering.   From 1991 to 1995 he worked for the Beijing Railway Bureau as a mechanical engineer, designing and installing new equipment and supervising and administering a technical team.  From 2001 through 2006 he worked for HCL Derivatives, Inc. in Vancouver, Canada where he provided instant market information to clients and executed their orders; explained fundamental, technical analysis and trading psychology to clients, developed and maintained a customer database and source for new customers, and designed a detailed trading and investment plan.  From 2008 to 2010 he worked for Swifttrade, Inc. in Vancouver, Canada as a day trader.  From 2011 to the present he works as a family fund manager and oversees risk manager for private funds.

ITEM 9.01    FINANCIAL STATEMENTS AND EXHIBITS

(d) Exhibits.   None.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Summit Networks Inc.

	By:	/s/Xian Nan Zheng
Date: October 15, 2024		Xian Nan Zheng
Secretary/Director